Commission File No. 333-108748

As Filed with the Securities and Exchange Commission on August 21, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE JONES FINANCIAL COMPANIES, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

MISSOURI (State or Other Jurisdiction of Incorporation or Organization)	43-1450818 (IRS Employer Identification No.)

12555 Manchester Road

St. Louis, Missouri 63131-3729

(314) 515-2000

(Address of Principal Executive Offices)         (Zip Code)

2003 Employee Limited Partnership Interest Purchase Plan of

The Jones Financial Companies, L.L.L.P.

(Full Title of the Plan)

James A. Tricarico, Esq.

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, Missouri 63131-3729

(314) 515-2000

(Name and Address of Agent For Service)

Copies of all correspondence to:

Robert J. Endicott, Esq.

Diedre J. Gray, Esq.

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102-2750

(314) 259-2000

EXPLANATORY NOTE

The registrant previously registered, pursuant to the Registration Statement on Form S-8 (Commission File No. 333-108748, the “Registration Statement”), an offering of $150,000,000 of units of limited partnership interests (the “Interests”) which had been approved for issuance pursuant to the 2003 Employee Limited Partnership Interest Purchase Plan of The Jones Financial Companies, L.L.L.P. No Interests were sold pursuant to the offering, and the registrant subsequently terminated the offering. Pursuant to the registrant’s undertaking under Item 512(a)(3) of Regulation S-K, by filing this Post-Effective Amendment No. 1, the registrant hereby terminates the Registration Statement and deregisters all such Interests that remained unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 21st day of August, 2006.

THE JONES FINANCIAL COMPANIES, L.L.L.P.
(Registrant)

By: /s/ James D. Weddle

James D. Weddle
Managing Partner

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of August, 2006.

              /s/ James D. Weddle

James D. Weddle
Managing Partner
(Principal Executive Officer)

              /s/ Steven Novik

Steven Novik

(Principal Financial Officer and Principal Accounting Officer)